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                                                                Exhibit 15.1




July 22, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

   RE:   Tollgrade Communications, Inc. and subsidiaries Form S-8
         (Registration No. 333-52907 and Registration No. 333-55470) 1998 Employee Incentive Compensation Plan.



Commissioners:

We are aware that our report dated April 10, 2002 on our review of interim financial information of Tollgrade Communications, Inc. and subsidiaries as of and for the three month period ended March 31, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statements referred to above.

Very truly yours,



/s/ PricewaterhouseCoopers LLP